Exhibit 16

October 6, 1999

Securities and Exchange Commission
MaiL Stop 9-5
450 5th Street, N.W.
Washington, D.C. 20549

Dear Sirs/Madams:

We have read and agree with the comments in Item 4(a) of Form 8-K of Silver Diner, Inc. dated October 6, 1999.

Yours truly,


/s/ Deloitte & Touche LLP